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                                                                   EXHIBIT 23.01


                         CONSENT OF INDEPENDENT ACCOUNTS


We consent to the incorporation by reference in the registration statements of ImmuLogic Pharmaceutical Corporation on Form S-8 (File Nos. 33-89024, 33-89020, 33-89022, 33-50858, 33-42489, 33-42552, 33-41921, 333-08423 and
333-08425) of our report dated January 30, 1997, except for the information contained in Note M as to which the date is March 5, 1997 on our audit of the consolidated financial statements of ImmuLogic Pharmaceutical Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, and to the inclusion of the report in this Annual Report on Form 10-K.


                                                 /s/ COOPERS & LYBRAND L.L.P.
                                                 ----------------------------
                                                 COOPERS & LYBRAND L.L.P.




Boston, Massachusetts
March 27, 1997